UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2010
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13397 (Commission File Number)	22-3514823 (IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois (Address of Principal Executive Offices)	60154-5749 (Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
As previously reported, on June 19, 2010, Corn Products International, Inc. (“Corn Products” or the “Company”) entered into an International Share and Business Sale Agreement (the “Sale Agreement”) with Akzo Nobel N.V. (the “Seller”), pursuant to which Corn Products agreed to purchase certain business entities and assets comprising the Seller’s specialty starches business, commonly known as “National Starch” (“National Starch”). The audited combined financial statements of National Starch as of and for each of the two years ended December 31, 2009 and 2008, and the unaudited condensed combined interim financial statements as of and for the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009 are filed herewith as Exhibits 99.1 and 99.2, respectively.
(b)	Pro Forma Financial Information.
The unaudited pro forma information reflecting Corn Products’ acquisition of National Starch is filed herewith as Exhibit 99.3.
(d)	Exhibits.

Exhibit No.	Exhibits
23.1	Consent of KPMG LLP
99.1	Audited combined financial statements of National Starch as of and for each of the two years ended December 31, 2009 and 2008.
99.2	Unaudited condensed combined interim financial statements of National Starch as of and for the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009.
99.3	Unaudited pro forma financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: September 14, 2010	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits
23.1	Consent of KPMG LLP
99.1	Audited combined financial statements of National Starch as of and for each of the two years ended December 31, 2009 and 2008.
99.2	Unaudited condensed combined interim financial statements of National Starch as of and for the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009.
99.3	Unaudited pro forma financial information.

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